                                                                 EXHIBIT 10.43.2

                                                                  EXECUTION COPY

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                          CREDIT AND SECURITY AGREEMENT

                             dated as of May 1, 2001

                                  by and among

                               TCS FUNDING V, INC.

                                as the Borrower,

                             THE CREDIT STORE, INC.,

                                as the Servicer,

                                       and

                   MILLER & SCHROEDER INVESTMENTS CORPORATION,

                                  as the Lender

================================================================================

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                               TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS .......................................................................................       1
    Section 1.1. Definitions ................................................................................       1

ARTICLE II TERM LOAN ........................................................................................      12
    Section 2.1. Term Loan ..................................................................................      12
    Section 2.2. Interest on the Loan .......................................................................      12
    Section 2.3. The Note ...................................................................................      13
    Section 2.4. Use of Proceeds ............................................................................      13
    Section 2.5. Required Principal Payments; Prepayments ...................................................      13
    Section 2.6. Payments ...................................................................................      14
    Section 2.7  Taxes ......................................................................................      14
    Section 2.8. Conclusiveness of Statements; Survival of Provisions .......................................      15

ARTICLE III ORDER OF DISTRIBUTION OF COLLECTIONS; ESCROW ACCOUNT ............................................      15
    Section 3.1. Distribution of the Security Interest Percentage of Collections During
                 the Regular Amortization Period ............................................................      15
    Section 3.2. Distribution of the Security Interest Percentage of Collections During
                 the Accelerated Amortization Period ........................................................      16
    Section 3.3. Borrower's Interest Percentage of Collections ..............................................      17
    Section 3.4. Distribution of Reserve Account ............................................................      17

ARTICLE IV COLLATERAL FOR OBLIGATIONS .......................................................................      17
    Section 4.1. Grant of Security Interest .................................................................      17
    Section 4.2. Covenants Regarding Eligible Receivables ...................................................      18
    Section 4.3. Servicing ..................................................................................      18
    Section 4.4. Lockbox, Collection Account ................................................................      21
    Section 4.5. Financing Statement ........................................................................      22
    Section 4.6. Further Documents ..........................................................................      23
    Section 4.7. Limited Recourse ...........................................................................      23

ARTICLE V CONDITIONS OF LENDING .............................................................................      23
    Section 5.1. Conditions Precedent to the Loan ...........................................................      23

ARTICLE VI REPRESENTATIONS AND WARRANTIES ...................................................................      25
    Section 6.1. Corporate and Company Existence and Power; Name; Chief Executive Office ....................      25
    Section 6.2. Authorization for Borrowings; No Conflict as to Law or Agreements ..........................      26
    Section 6.3. Legal Agreements ...........................................................................      26
    Section 6.4. Subsidiaries ...............................................................................      26


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
    Section 6.5.  Financial Condition; No Adverse Change ....................................................      27
    Section 6.6.  Litigation ................................................................................      27
    Section 6.7.  Taxes .....................................................................................      27
    Section 6.8.  Titles and Liens ..........................................................................      28
    Section 6.9.  Plans .....................................................................................      28
    Section 6.10. Default ...................................................................................      28
    Section 6.11. Submissions to Lender .....................................................................      28
    Section 6.12. Nature of Receivables .....................................................................      28
    Section 6.13. Compliance with Applicable Laws ...........................................................      29
    Section 6.14. Compliance with Credit and Collection Policy ..............................................      29
    Section 6.15. Not an Investment Company .................................................................      29
    Section 6.16. Federal Reserve Regulations ...............................................................      29
    Section 6.17. Solvency ..................................................................................      30

ARTICLE VII AFFIRMATIVE COVENANTS ...........................................................................      30
    Section 7.1. Reporting Requirements .....................................................................      30
    Section 7.2. Books and Records; Inspection and Examination ..............................................      32
    Section 7.3. Compliance with Laws .......................................................................      32
    Section 7.4. Payment of Taxes and Other Claims ..........................................................      32
    Section 7.5. Preservation of Existence ..................................................................      33
    Section 7.6. Borrowing Base Ratio .......................................................................      33
    Section 7.7. Covenants Regarding the Receivables ........................................................      33

ARTICLE VIII NEGATIVE COVENANTS .............................................................................      33
    Section 8.1. Sales, Liens, Etc. .........................................................................      33
    Section 8.2. Mergers, Acquisitions, Sales, Investments, Etc. ............................................      33
    Section 8.3. No Extension or Amendment of Receivables ...................................................      34
    Section 8.4. Changes to Credit and Collection Policy ....................................................      34
    Section 8.5. TCSI's Covenants ...........................................................................      34

ARTICLE IX EVENTS OF DEFAULT; RIGHTS AND REMEDIES ...........................................................      36
    Section 9.1. Events of Default ..........................................................................      36
    Section 9.2. Rights and Remedies ........................................................................      37

ARTICLE X PARTICIPATIONS ....................................................................................      38
    Section 10.1. Participation .............................................................................      38

ARTICLE XI BANKRUPTCY REMOTE PROTECTIONS ....................................................................      38
    Section 11.1. Composition of the Borrowers Board ........................................................      38
    Section 11.2. Compensation of Employees, Agents, and Consultants; Limitation on Agency ..................      38
    Section 11.3. Servicing; Fees ...........................................................................      39
    Section 11.4. Expenses ..................................................................................      39
    Section 11.5. Mailing Address ...........................................................................      39
    Section 11.6. Books and Records .........................................................................      39

                                       ii
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
    Section 11.7. Financial Statements ......................................................................      39
    Section 11.8. Holding of Funds and Assets ...............................................................      39
    Section 11.9. Insurance .................................................................................      39
    Section 11.10. Separate Legal Entities ..................................................................      39
    Section 11.11. Arm's Length Relationships ...............................................................      40

ARTICLE XII MISCELLANEOUS ...................................................................................      40
    Section 12.1. Assistance ................................................................................      40
    Section 12.2. No Waiver; Cumulative Remedies ............................................................      40
    Section 12.3. Amendments, Requested Waivers, Etc. .......................................................      40
    Section 12.4. Addresses for Notices, Etc. ...............................................................      40
    Section 12.5. Costs and Expenses ........................................................................      41
    Section 12.6. Indemnity .................................................................................      41
    Section 12.7. Execution in Counterparts; Facsimile Signature ............................................      42
    Section 12.8. Governing Law; Jurisdiction; Waiver of Jury Trial .........................................      42
    Section 12.9. Integration ...............................................................................      43
    Section 12.10. Agreement Effectiveness ..................................................................      43
    Section 12.11. Advice from Counsel ......................................................................      43
    Section 12.12. Judicial Interpretation ..................................................................      43
    Section 12.13. Binding Effect; No Assignment by Borrower; Third Party Beneficiary .......................      43
    Section 12.14. Severability of Provisions ...............................................................      43
    Section 12.15. Headings .................................................................................      43
    Section 12.16. True Sale; Nonconsolidation ..............................................................      44

EXHIBIT A Form of Note
EXHIBIT B Borrowing Base Certificate
EXHIBIT C Solvency Certificate
EXHIBIT D CFO'S Certificate for Annual Financial Statements
EXHIBIT E CFO'S Certificate for Quarterly Financial Statements
EXHIBIT F List of Stock

                         CREDIT AND SECURITY AGREEMENT

                  This CREDIT AND SECURITY AGREEMENT (the "Agreement") dated as of May 1, 2001 is by and among TCS FUNDING V, INC., a Delaware corporation (the "Borrower"), THE CREDIT STORE, INC. ("TCSI"), a Delaware corporation, acting as the Servicer (in such capacity the "Servicer"), and MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation (the "Lender").

                              BACKGROUND INFORMATION

                  WHEREAS, the Borrower has requested the Lender to extend a term loan to the Borrower in order to finance its purchases from TCSI of the revolving credit card receivables in a designated pool of credit card accounts.

                  WHEREAS, the Borrower is willing to secure all of its obligations to the Lender under this Agreement by granting to the Lender a security interest in and lien upon all its receivables and certain other related assets, as set forth herein.

                  WHEREAS, the Lender is willing, on the terms and subject to the conditions set forth herein, to make such term loan available to the Borrower.

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in the introductory paragraph have the meanings therein assigned to them;

                  (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (d) all representations, warranties and covenants, and all accounting terms, unless otherwise specified, shall be deemed to refer to a Person and each of its consolidated Subsidiaries, on a consolidated basis, in accordance with GAAP.

                  "Accelerated Amortization Period" means the period beginning on the first day after the end of the Regular Amortization Period and ending on the date on which the Loan Outstanding Amount and all accrued interest on the Loan has been paid in full.

                  "Account" means a credit card account, the account receivables of which are owned by the Borrower and that is an Eligible Account listed by account number in the Account Schedule. The term "Account" refers to a Substituted Account only from and after the date on which it is listed in a supplement to the Account Schedule. An "Account" includes any "relationship account" resulting from the earlier credit card having been reported as stolen.

                  "Account Agreement" means, with respect to any Account, the related cardholder agreement between an Obligor and an Issuing Bank, as such agreement may be amended, modified, or otherwise changed from time to time.

                  "Account Schedule" shall mean the schedule of Accounts of the Borrower delivered to the Lender on the Closing Date in the form of a CD labeled "TCS Funding V Closing Account Schedule," as amended or supplemented from time to time pursuant to the terms of this Agreement.

                  "Adverse Claim" means a lien, security interest, charge, encumbrance, or other right or claim of any Person other than an unfiled lien for tax accrued but not yet payable.

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, (i) ten percent (10%) or more of a Person that is publicly held or (ii) fifty percent (50%) or more of a Person that is privately held, of the stock, units, or equity (however, legally described) having ordinary voting power in the election of directors or other analogous controlling parties of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's, officers, directors, joint venturers, and partners. For purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that the term "Affiliate" with respect to the Borrower shall in no event include the Lender.

                  "Agreement" means this Credit and Security Agreement and all exhibits, amendments and supplements hereto.

                  "Backup Servicer" means Wells Fargo Bank Minnesota, National Association and its successors and assigns and any other entity appointed as the backup servicer by TCSI (with the consent of the Lender) or the Lender (following a Servicer Termination Event) in accordance with this Agreement.

                  "Backup Servicing Agreement" means the Backup Servicing Agreement of even date herewith, by and among TCSI, the Borrower, the Backup Servicer and the Lender, as the same may be amended, supplemented, or otherwise modified from time to time or any agreement by and among the Servicer, the Borrower, the Lender and any replacement backup servicer.

                  "Backup Servicing Fee" means all fees and expenses of the Backup Servicer as set forth in Section 7 of the Backup Servicing Agreement, including, at any time following termination of TCSI as Servicer pursuant to
Section 4.3(a), the fees payable to the Backup Servicer as the successor
Servicer.

                  "Borrower" means TCS Funding V, Inc., a Delaware corporation.


                  "Borrower Funded Receivables" means zero as of the Closing Date and for any subsequent date of determination means the sum of (a) the amount of Borrower Funded Receivables as of the preceding Settlement Date (or as of the Closing Date with respect to the first Settlement Date), plus (b) the excess of (i) all Receivables contributed or sold to the Borrower by TCSI during the preceding Monthly Period minus (ii) all Receivables purchased by the Borrower from TCSI during the preceding Monthly Period with the Security Interest Percentage of Collections, plus (c) the product of the Borrower's Interest Percentage (determined as of the preceding Settlement Date) and the Finance Charge Receivables booked on the Accounts during the preceding Monthly Period, minus (d) the product of the Borrower's Interest Percentage (determined as of the preceding Settlement Date) and the Collections received during the preceding Monthly Period.

                  "Borrower's Interest Percentage" means the Borrower's interest in the Collections and other Collateral equal to the percent equivalent of a fraction, (a) the numerator of which is the outstanding balance of all Borrower Funded Receivables as of such date of determination and (b) the denominator of which is the aggregate outstanding balance of all Receivables; provided, however, that the Borrower's Interest Percentage shall not be less than zero.

                  "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit B, duly completed and certified by the Borrower, pursuant to which the Borrower sets forth the Borrowing Base Ratio as of a particular date.

                  "Borrowing Base Ratio" means the ratio, as measured on the last day of each Monthly Period, expressed as a percentage, equal to (a) the product of the Security Interest Percentage and the aggregate total outstanding balance of those Eligible Receivables that are not more than sixty (60) days past due of any payment due date as of such date divided by (b) the sum of (i) the Loan Outstanding Amount on such date.

                  "Business Day" means any day other than a Saturday or Sunday on which commercial banks are required to be open for business in Minnesota, South Dakota and New York.

                  "Closing Date" means the date on which the Loan is disbursed under this Agreement.

                  "Collateral" means all of the Borrower's right, title, and interest in and to (a) all Receivables, whether outstanding on the Closing Date or arising thereafter, including, without limitation, any interest, Collections, or other fees received by the Borrower with respect to the Receivables, (b) the Collection Account and the Reserve Account and all money, investment property, and security entitlements credited or related to such accounts, (c) all Collections in respect of, and other proceeds of, the Receivables, including, without limitation, net recoveries with respect to defaulted Receivables, (d) all substitutions and replacements for any of the foregoing, (e) all the Borrower's rights under the Receivables Purchase Agreement, and (f) all proceeds of any of the foregoing.

                  "Collection Account" means that certain bank account numbered 10847300 maintained at Wells Fargo Bank Minnesota, National Association (or any replacement collection account satisfactory to the Lender) that is (a) identified as the "TCS Funding V Collection Account", (b) in the Borrower's name, and (c) pledged to the Lender pursuant to Section 4.1 of this Agreement.

                  "Collections" means (a) all funds which are received by the Borrower or the Servicer from or on behalf of the Obligors or any other Person in payment of any amounts owed in respect of the Receivables and (b) all payments made by TCSI to the Borrower pursuant to Section 3.2(b) and Section 6.1 of the Receivables Purchase Agreement.

                  "Credit and Collection Policy" means those credit, collection, customer relations and customer service policies and practices and other written policies and procedures of the Servicer relating to the Receivables in effect on the Closing Date, a copy of which were delivered to the Lender, as such policies, practices and procedures may be amended, modified, or otherwise changed from time to time.

                  "Default" means an event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "EBITDA" means, for any period of determination, TCSI's net income before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

                  "Eligible Account" means an Account that has been marked on the records of TCSI with a pool ID of 2001-004 and that satisfies each of the following criteria as of the Closing Date:

                  (a) the Receivables in such Account are payable in United States dollars;


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


                  (b) the Obligor on such Account has provided, as its billing address, an address located in the United States or its territories or possessions or a United States military address;

                  (c) such Account has not been identified by the Borrower or any of its Affiliates in its computer files as stolen or lost;

                  (d) such Account has not been sold, assigned or pledged to any other party and does not have Receivables which, at such time, are sold, assigned or pledged to any other party;

                  (e) the Receivables in such Account have not been charged off unless such Account is subsequently reinstated;

                  (f) the Obligor on such Account is neither deceased nor currently involved in a bankruptcy proceeding;

                  (g) the Obligor on such Account has made at least eight consecutive monthly payments (as reported in the TCSI Consecutive Payment Report) of at least the minimum payment required by the applicable Account Agreement which, as of the end of any calendar month, has prevented the Account from being more than 60 days contractually delinquent and the Account was not more than 30 days contractually delinquent at the end of the month in which the Closing Date occurs; and

                  (h) such Account has not been cancelled.

                  "Eligible Investment" means one or more of the following types of financial asset: (a) direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one (1) year or less; (b) commercial paper rated "A-1" or better by Standard and Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") or "P-1" by Moody's Investors Service, Inc. ("Moody's"), (c) money market funds rated AAA-m or AAA-mg by S&P or AAA by Moody's, or (d) repurchase agreements covering financial assets that would otherwise be "Eligible Investments" hereunder and which subject such assets to a first priority perfected security interest granted by the seller, and certificates of deposit or bankers' acceptances, in each case having a maturity of one (1) year or less and issued by Persons having the short-term ratings described in clause (c) above.

                  "Eligible Receivable" means any Receivable that:

                  (a) arises in an Eligible Account;

                  (b) is owned by the Borrower free and clear of encumbrances and adverse claims and has not been sold, assigned or pledged to any other party (unless such Receivables were repurchased free of all liens or all liens were released prior to the pledge pursuant to this Agreement);

                  (c) complies with all applicable laws and other legal requirements, whether federal or state, including, without limitation, usury laws, the Federal Consumer Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                  (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Issuing Bank in connection with the creation of such Receivable has been duly obtained;

                  (e) constitutes a "general intangible", "chattel paper" or an "account" as defined in Section 9-106 of the Uniform Commercial Code in the applicable state; and

                  (f) has been or will be billed to the related Obligor on such Obligor's monthly statement in accordance with the terms of the applicable Account Agreement and constitutes the legal, valid and binding obligation of the Obligor, enforceable against such Obligor in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally) and is not subject to any dispute, offset, counterclaim, or defense whatsoever.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer under Section 414(b) or Section 414(c) of the Code or, solely for purposes of Section 412 of the Code, that is treated as a single employer under Section 414 of the Code.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Finance Charge Receivables" means, with respect to any day, any Receivables in respect of periodic finance charges, over limit fees, late charges, annual account fees, transaction charges, cash advance fees, and similar fees and charges, excluding fees and charges for insurance and insurance type products, such amounts to be calculated in accordance with the Servicer's usual and customary practices.

                  "GAAP" means generally accepted accounting principles as in affect from time to time applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 6.5.

                  "Indemnitees" has the meaning specified in Section 12.6.

                  "Indemnified Liabilities" has the meaning specified in
Section 12.6.

                  "Interest Rate Period" means each quarterly period from and including a Settlement Date occurring in March, June, September or December to but excluding the next succeeding Settlement Date.

                  "Issuing Bank" means First National Bank in Brookings, Bank of Hoven or any other banks that are members of MasterCard(R) or VISA(R) from which TCSI purchases credit card balances related to revolving credit card accounts which are opened by such banks in connection with the transfer of balances by TCSI to such Issuing Banks under a purchase or similar agreement.

                  "Lender" has the meaning specified in the introductory paragraph.

                  "Loan" means the term loan by the Lender to the Borrower pursuant to this Agreement.

                  "Loan Outstanding Amount" means, as of any date of determination, the outstanding principal amount of the Loan.

                  "Lockbox Account" means the lockbox account referred to in the Lockbox Agreement.

                  "Lockbox Agreement" means that certain Amended and Restated Lockbox Agreement of even date herewith among TCSI (individually and as the Servicer), the Borrower, Credit Store Services, Inc., a special purpose subsidiary of TCSI, TCS Funding IV, Inc., a special purpose subsidiary of TCSI, Wells Fargo Bank South Dakota, N.A., Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), the Lender, The Varde Fund IV-A, L.P. and Coast Business Credit, a division of Southern Pacific Bank, as such agreement may be amended, restated, supplemented, modified or replaced from time to time, including by the addition of additional parties pursuant to the terms thereof.

                  "Lockbox Paying Agent Agreement" shall mean that certain Amended and Restated Paying Agent Agreement of even date herewith among TCSI (individually and as the Servicer), the Borrower, Credit Store Services, Inc., a special purpose subsidiary of TCSI, TCS Funding IV, Inc., a special purpose subsidiary of TCSI, Wells Fargo Bank South Dakota, N.A., Wells Fargo Bank Minnesota, National Association, the Lender, The Varde Fund IV-A, L.P. and Coast Business Credit, a division of Southern Pacific Bank, as such agreement may be amended, restated, supplemented, modified or replaced from time to time, including by the addition of additional parties pursuant to the terms thereof.

                  "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                  (a) the business, financial condition, operations or prospects of the Borrower (or applicable party, as the context requires);

                  (b) the ability of the Borrower (or applicable party, as the context requires) to perform its obligations under any Transaction Document to which it is a party;

                  (c) the validity or enforceability of any Transaction
         Document;

                  (d) the status, existence, perfection, priority, or enforceability of any lien or security interest granted to the Lender pursuant to the Transaction Documents; or

                  (e) the validity, enforceability or collectibility of the Receivables, taken as a whole.

                  "Maturity Date" means (i) the earlier of May 1, 2005 or (ii) the date on which all Obligations have been paid in full.

                  "Monthly Period" means a calendar month.

                  "Net Loss Rate" means, as of any Settlement Date, the percentage equivalent of a fraction, the numerator of which is the net charge-offs with respect to the Receivables during the three consecutive Monthly Periods most recently ended and the denominator of which is the average of the Receivables balances as of the close of business on the last day of each of the three consecutive preceding Monthly Periods, such percent to be stated on an annualized basis.

                  "Note" means the Note evidencing the Loan pursuant to Section 2.3, substantially in the form of Exhibit A hereto.

                  "Obligations" means (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loan when and as due, whether at maturity or upon any Settlement Date, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement.

                  "Obligor" means a Person obligated to make payments under an Account, including any guarantor.

                  "Paying Agent" means Wells Fargo Bank Minnesota, National Association or its successors or assigns under the Paying Agent Agreement.

                  "Paying Agent Agreement" means the Paying Agent Agreement of even date herewith by and among the Borrower, TCSI, the Lender and Wells Fargo Minnesota, National Bank, as the same may be amended, restated, supplemented or otherwise modified, from time to time (or any agreement among the Servicer, the Borrower, the Lender and any replacement agent), pursuant to which the Collection Account and the Reserve Account will be established in the name of the Borrower for the deposit of Collections and the distribution of funds pursuant to Section 2.1 and Article III.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

                  "Prime Rate" for any Interest Rate Period means the rate set forth in The Wall Street Journal under the heading Money Rates and described as the "Prime Rate," as published on the business day immediately preceding the first day of such Interest Rate Period; provided, however, that if such Prime Rate is no longer published in The Wall Street Journal, the "Prime Rate" shall be a substantially comparable rate based upon an index selected by the Lender in its reasonable discretion.

                  "Receivables" mean all of the indebtedness of any Obligor arising under the Accounts designated in the Account Schedule, as it may be amended from time to time in accordance with this Agreement, including the right to receive payment of any interest or finance charges and other obligations of such Obligors with respect thereto.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement of even date herewith, by and between TCSI and the Borrower, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with this Agreement.

                  "Regular Amortization Period" means the period commencing on the Closing Date and ending on the earlier to occur of (i) May 1, 2002 or (ii) the date on which an Event of Default occurs.

                  "Related Person" has the meaning given in Section 8.5.

                  "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

                  "Reserve Account" means that certain bank account numbered 10847301 maintained at Wells Fargo Bank Minnesota, National Association (or any replacement reserve account satisfactory to the Lender) that is (a) identified as the "TCS Funding V Reserve Account," (b) in the Borrower's name, and pledged to the Lender pursuant to Section 4.1 of this Agreement.

                  "Security Interest Percentage" means the Lender's security interest in the Collections and other Collateral expressed as a percentage which shall be, as of any date of determination, 100% minus the Borrower's Interest Percentage.

                  "Servicer" has the meaning specified in Section 4.3. Initially, TCSI shall act as Servicer.

                  "Servicer Termination Event" has the meaning specified in
Section 4.3(a).

                  "Servicing Fee" means, so long as TCSI is the Servicer, a servicing fee of $5.00 per active Eligible Account for each Monthly Period, payable to the Servicer monthly in arrears on each Settlement Date.

                  "Settlement Date" means the twentieth (20th) calendar day of each month or, if such date is not a Business Day, the next succeeding Business Day.

                  "Settlement Statement" has the meaning specified in Section 7.1(g).

                  "Solvent" means, with respect to any Person at any time, a condition under which

                  (a) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

                  (b) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts" for this purpose includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

                  (c) such Person is, and shall continue to be, able to pay all of its liabilities as such liabilities mature; and

                  (d) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

         For purposes of this definition:

                           (i) the amount of a Person's contingent or
                  unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                           (ii) the "fair value" of an asset shall be the amount
                  which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

                           (iii) the "regular market value" of an asset shall be
                  the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

                           (iv) the "present fair saleable value" of an asset
                  means the amount which can be obtained if such asset is sold with reasonable promptness in an arms-length transaction in an existing and not theoretical market.

                  "Substituted Accounts" has the meaning given in Section 4.1.

                  "Tangible Net Worth" means TCSI's consolidated owner's equity, plus debt subordinated to TCSI's senior debt, minus goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of TCSI that would be treated as intangible assets on TCSI's balance sheet prepared in accordance with GAAP.

                  "Taxes" has the meaning specified in Section 2.7.

                  "TCSI Subordinated Debt" means collectively, a Subordinated Promissory Note dated August 1, 1997 in the principal amount of $10,000,000 from TCSI to J.L.B. of Nevada, Inc., a Subordinated Grid Promissory Note dated August 1, 1997 in the principal amount of $20,000,000 from TCSI to J.L.B. of Nevada, Inc., a Subordinated Grid Promissory Note dated October 23, 1997 in the principal amount of $5,000,000 from TCSI to J.L.B. of Nevada, Inc., and a Subordinated Grid Promissory Note dated November 21, 1997 in the principal amount of $5,000,000 from TCSI to J.L.B. of Nevada, Inc.

                  "Transaction Documents" means this Agreement, the Note, the Lockbox Agreement, the Lockbox Paying Agent Agreement, the Paying Agent Agreement, the Receivables Purchase Agreement, and the Backup Servicing Agreement, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

                  "Trigger Event" means any of the following events shall have occurred and is continuing, unless such event is waived in writing by the
Lender:

                  (a) the Net Loss Rate exceeds 21%;

                  (b) the three month average payment rate of the Receivables is less than 5.75%;

                  (c) the Borrowing Base Ratio is less than 143%; or

                  (d) a Servicer Termination Event.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota and the State of South Dakota.

                                   ARTICLE II

                                    TERM LOAN

                  Section 2.1. Term Loan. The Lender hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to make a Loan to the Borrower on the Closing Date in an amount equal to the least of (a) $4,000,000,
(b) seventy percent (70%) of the outstanding balance of Eligible Receivables as of the Closing Date or (c) an amount that results in a Borrowing Base Ratio of not less than 143%. On the Closing Date, the Borrower shall deposit $285,714 of the Loan proceeds in the Reserve Account.

                  Section 2.2. Interest on the Loan. The Borrower hereby agrees to pay interest on the unpaid principal amount of the Loan for the period commencing on the Closing Date until the unpaid principal amount of the Loan is paid in full, as follows:

                  (a) Interest Rate. Subject to Section 2.2(b) below, the outstanding principal balance of the Loan shall bear interest (i) from and including the Closing Date to but excluding the first anniversary of the Closing Date, at the rate of 11.5% per annum and (ii) from and including the first anniversary of the Closing Date until the Loan is paid in full, at a rate per annum equal to the sum of (x) the Prime Rate in effect on the first day of the relevant Interest Rate Period and (y) 2.50%.

                  (b) Default Interest. If the Borrower shall default in the payment of the principal of or interest on the Loan becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall pay interest, to the extent permitted by applicable law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the sum of (x) the interest rate then in effect plus (y) two percent (2%). If the Borrower shall default in the performance of or breach any covenant of the Borrower in this Agreement (other than the covenants in Section 7.6 and Section 7.7) and such default continues unremedied for a period of fifteen (15) days after the Borrower has or should reasonably have had notice thereof, the Borrower shall pay interest on the Loan up to (but not including) the date such default is cured or waived by the Lender at a rate per annum equal to the sum of (x) the interest rate then in effect plus (y) two percent (2%).

                  (c) Computation of Interest. Interest accruing on the Loan shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days.

                  (d) Interest Due Dates. Accrued interest on the Note shall be payable in arrears on each Settlement Date and on the Maturity Date.

                  Section 2.3. The Note. The Loan made hereunder shall be evidenced by and repayable in accordance with the Note. The unpaid principal amount of the Note shall bear interest as set forth in Section 2.2, and shall be payable as set forth in
Article III or earlier in accordance with Section 9.2.

                  Section 2.4. Use of Proceeds. Proceeds of the Loan shall be used by the Borrower solely for purposes of purchasing Eligible Receivables from TCSI pursuant to the Receivables Purchase Agreement.

                  Section 2.5. Required Principal Payments; Prepayments.

                  (a) Voluntary Prepayments. On any Settlement Date, the Borrower may prepay all or any portion of the Loan without premium or penalty.

                  (b) Mandatory Prepayments.

                           (i) The Borrower shall, without notice or demand by
                  the Lender, prepay the Loan from the Security Interest Percentage of Collections as described in and pursuant to
                  Section 3.1(b)(vi) or from the Reserve Account as described in and pursuant to Section 3.4.

                           (ii) If the Servicer presents the Lender with an
                  offer from a third party to purchase all or part of the Receivables, the Lender shall have the right, but not the obligation, to require the Borrower to prepay, without premium or penalty, the Loans in an amount equal to such aggregate offered purchase price. Such prepayment shall be made on the closing of such sale; provided, however, that if the Servicer notifies the Lender that the third party has withdrawn its offer to purchase all or part of the Receivables, the Lender shall also withdraw any notice of required prepayment previously given.

                  Section 2.6. Payments.

                  (a) Making of Payments. All payments of principal and interest due under the Loan and all other payments due pursuant to Section 2.7 shall be made to the Lender pursuant to Article III. All payments shall be made to the Lender at its office in Minneapolis, Minnesota, not later than 10:00 a.m., Minneapolis, Minnesota time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Lender on the next Business Day; provided, however, that in the event any such payment is required to be returned to the Paying Agent, the Servicer or the Borrower for any reason whatsoever, then the Borrower's obligation to such Lender with respect to such payment shall be deemed to be automatically reinstated.

                  (b) Setoff. The Lender, shall have all rights of setoff and bankers' lien provided by applicable law.

                  (c) Due Date Extension. If any payment of principal of or interest on the Loan or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

                  Section 2.7 Taxes. All payments to the Lender under or in connection with this Agreement or the Note shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise, and other taxes of whatever nature (other than taxes generally assessed on the overall net income of the Lender by the government or other authority of the country, state, or political subdivision in which the Lender is incorporated or in which the office through which the Lender is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. If the Borrower or the Servicer is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) the Borrower will:

                  (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

                  (b) pay such additional amounts (including, without limitation, any penalties, interest, or expenses) as may be necessary in order that the net amount received by the Lender after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Lender would have received had no such deductions or withholdings been made; and

                  (c) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authorities.

The amount that the Borrower shall be required to pay to the Lender pursuant to the foregoing clause (b) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which the Lender receives as the result of the Borrower's or the Servicer's payment to the relevant authorities as reasonably determined by the Lender; provided, however, that if the Lender shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to the Lender the amount certified by the Lender to be the amount necessary to restore the Lender to the position it would have been in if no payment had been made pursuant to this sentence. If any Taxes otherwise payable by the Borrower or the Servicer pursuant to the foregoing are directly asserted against the Lender, the Lender may pay such taxes and the Borrower promptly shall reimburse the Lender to the full extent otherwise required under this Section 2.7. The obligations of the Borrower under this Section 2.7 shall survive any termination of this Agreement. If circumstances arise in respect of the Lender which would or would upon the giving of notice result in any liability of the Borrower under this Section 2.7. then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under this Section 2.7 the Lender shall promptly, upon becoming aware of the same, notify the Borrower thereof and shall, in consultation with the Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances.

                  Section 2.8. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Lender pursuant to Section 2.7 shall be presumed conclusive absent demonstrable error. The Lender may use reasonable averaging and attribution methods in determining compensation pursuant to such Section 2.7 and the provisions of Section 2.7 shall survive termination of this Agreement.

                                   ARTICLE III

                      ORDER OF DISTRIBUTION OF COLLECTIONS;
                                 ESCROW ACCOUNT

                  Section 3.1. Distribution of the Security Interest Percentage of Collections During the Regular Amortization Period. On each Settlement Date during the Regular Amortization Period, the Servicer shall instruct the Paying Agent to distribute the Security Interest Percentage of Collections received during the preceding Monthly Period, in the following order:

                  (a) On any Business Day during the Regular Amortization Period (unless a Trigger Event has occurred and is continuing), the Servicer shall apply the Security Interest Percentage of Collections to purchase new Receivables in the Accounts.

                  (b) On each Settlement Date during the Regular Amortization Period (unless a Trigger Event has occurred and is continuing), the Servicer shall instruct the Paying Agent to distribute the Security Interest Percentage of Collections received during the preceding Monthly Period and remaining in the Collection Account after application pursuant to subsection (a) above, in the following order:

                           (i) First, to pay, pro rata to the Backup Servicer
                  and the Paying Agent, the Backup Servicing Fee for the preceding Monthly Period plus any accrued but unpaid Backup Servicing Fee from any prior Monthly Period and the fees and expenses owing the Paying Agent on such date;

                           (ii) Second, to pay to the Lender any cost or expense
                  reimbursement or indemnity obligation payments arising under this Agreement;

                           (iii) Third, to pay to the Servicer the Security
                  Interest Percentage of the Servicing Fee for the preceding Monthly Period plus any accrued but unpaid amounts under this clause (iii) from any prior Monthly Period;

                           (iv) Fourth, to pay to the Lender any unpaid and due
                  accrued interest on the Loan;

                           (v) Fifth, to pay the Borrower's reasonable
                  administrative and operating expenses customary for limited purpose entities similar to the Borrower.

                           (vi) Sixth, any remaining amount shall be applied as
                  a prepayment of the Loan pursuant to Section 2.5.

                  Section 3.2. Distribution of the Security Interest Percentage of Collections During the Accelerated Amortization Period. On each Settlement Date during the Accelerated Amortization Period or during the Regular Amortization Period after the occurrence and during the continuance of a Trigger Event, the Servicer shall instruct the Paying Agent to distribute the Security Interest Percentage of Collections received during the preceding Monthly Period in the following order:

                  (a) First, to pay, pro rata to the Backup Servicer and the Paying Agent, the Backup Servicing Fee for the preceding Monthly Period and any accrued but unpaid Backup Servicing Fee from any prior Monthly Period and the fees and expenses owing to the Paying Agent on such date.

                  (b) Second, to pay to the Lender any cost or expense reimbursement or indemnity obligation payments arising under this Agreement.

                  (c) Third, to pay to the Servicer the Security Interest Percentage of the Servicing Fee for the preceding Monthly Period and any accrued but unpaid amounts under this clause (iii) from any prior Monthly Period.

                  (d) Fourth, to pay any unpaid and due accrued interest on the Loan to the Lender.

                  (e) Fifth; to pay the Borrower's reasonable administrative and operating expenses customary for limited purpose entities similar to the Borrower.

                  (f) Sixth, to repay principal on the Loan until fully paid.

                  Section 3.3. Borrower's Interest Percentage of Collections. On each Settlement Date, the Servicer will instruct the Paying Agent to distribute to the Borrower an amount equal to the sum of (a) product of (i) the Borrower's Interest Percentage and (ii) all Collections received during the preceding Monthly Period minus (b) the Borrower's Interest Percentage of the accrued and unpaid Servicing Fee, Backup Servicing Fee, and fees payable to the Payment Agent. On each Settlement Date, the Servicer will instruct the Paying Agent to distribute an amount equal to the Borrower's Interest Percentage of the accrued Servicing Fee or, if TCSI is no longer the Servicer, the Backup Servicing Fee to the Servicer or the Backup Servicer, as the case may be.

                  Section 3.4. Distribution of Reserve Account. If during the Regular Amortization Period, the Borrowing Base Ratio is less than 143% as of the last day of any

Monthly Period, the Servicer will instruct the Paying Agent to withdraw from the Reserve Account and pay to the Lender an amount which, if applied as a prepayment to the Loan as of such date, would increase the Borrowing Base Ratio to 143%. Any such payment shall be applied as a prepayment of principal on the Loan. On the first Settlement Date during the Accelerated Amortization Period, the Servicer will instruct the Paying Agent to withdraw the entire amount, if any, remaining on deposit in the Reserve Account and pay such amount to the Lender. Such payment shall be applied as a payment of principal on the Loan.

                                   ARTICLE IV

                           COLLATERAL FOR OBLIGATIONS

                  Section 4.1. Grant of Security Interest. (a) To secure the prompt performance and payment when due of all of the Obligations, the Borrower hereby assigns, pledges, conveys, and grants to the Lender a security interest in all Collateral, whether now owned or hereafter acquired; provided, however, that such security interest shall not exceed in the aggregate the Security Interest Percentage.

                  (b) At any time, at its option, but only upon request by the Borrower, the Lender may in its sole discretion permit the Borrower to remove the Receivables in specified Accounts from the Collateral and substitute therefor the Receivables in new credit card accounts listed in a supplement to the Account Schedule ("Substituted Accounts"); provided, however, that (i) each Substituted Account shall be an Eligible Account as of the date of such substitution and (ii) the aggregate outstanding balance of all Substituted Accounts being included in Collateral on any Business Day shall be not less than the aggregate outstanding balance of all Accounts being replaced thereby.

                  Section 4.2. Covenants Regarding Eligible Receivables. The Borrower, and the Servicer (where applicable to each) shall comply with each of the following with respect to each Eligible Receivable:

                  (a) Compliance with the Credit and Collection Policy. The Borrower and the Servicer will comply with the Credit and Collection Policy with regard to the Receivables, except insofar as any failure to comply could not be reasonably expected to impair the collectibility of the Receivables, as a whole, or a substantial portion thereof, or otherwise have a Material Adverse Effect.

                  (b) No Disposition or Pledge of Collateral or Proceeds. The Borrower will not sell, transfer, lease, or grant a security interest in any Collateral without first obtaining the prior written consent of the Lender.

                  Section 4.3. Servicing.

                  (a) Designation of the Servicer. The servicing, administering, and collection of the Receivables shall be conducted by the Person designated as the

         Servicer hereunder (the "Servicer") from time to time in accordance with this Section 4.3. TCSI is hereby designated as, and hereby agrees to perform the duties, obligations and covenants of, the Servicer pursuant to the terms of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, upon the occurrence of any of the following (a "Servicer Termination Event"):

                           (i) the Servicer's failure to deliver to the Lender
                  the Settlement Statement for any Monthly Period on the related Settlement Date and such failure continues unremedied for a period of three Business Days;

                           (ii) the Servicer's failure to make, transfer or
                  deposit, or deliver to the Lender any proceeds or payment required under this Agreement or any other Transaction Document and such failure remains unremedied for more than five (5) Business Days;

                           (iii) the Servicer's failure to perform any provision
                  of this Agreement, which failure (A) would have a Material Adverse Effect and (B) continues unremedied for a period of ten Business Days after the earlier to occur of (x) discovery by a senior officer of the Servicer or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by a senior officer of the Servicer; or the Servicer delegates its duties under this Agreement, except as permitted hereby;

                           (iv) an involuntary proceeding shall be commenced or
                  an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Servicer, or of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Servicer or for a substantial part of the property or assets of the Servicer or (C) the winding-up or liquidation of the Servicer; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;


                           (v) the Servicer shall (A) voluntarily commence any
                  proceeding or file any petition seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
                  (iv) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Servicer or for a substantial part of the property or assets of the Servicer, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                           (vi) any representation or warranty made by the
                  Servicer in this Agreement or any certificate or Settlement Statement delivered by the Servicer pursuant to this Agreement shall prove to have been false or misleading when made in any respect that has a Material Adverse Effect and, if susceptible of being remedied, continues unremedied for a period of 30 days after the earlier to occur of (A) discovery by a senior officer of the Servicer and (B) the date on which written notice thereof, requiring the same to be remedied, shall have been received by a senior officer of the Servicer.

         the Lender may notify the Servicer in writing that all future servicing of the Receivables shall be undertaken by a new Servicer designated by the Lender (which new Servicer may, but need not, be the Lender (or its designee)). Upon receipt of such written notice the Servicer shall: terminate its activities as Servicer hereunder and reasonably facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of the Servicer's said obligations to service and administer the Receivables, on the terms and subject to the conditions herein set forth and the Servicer shall use its best efforts to assist the new Servicer in assuming such obligations. If the Servicer disputes the occurrence of a Servicer Termination Event, the Servicer may take appropriate action to resolve such dispute; provided that the Servicer must terminate its activities hereunder as Servicer and must allow the new Servicer to perform such activities on the date specified by the Lender, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute; and provided, further, that once notified by the Lender that all future servicing of the Receivables shall be undertaken by the new Servicer, the Servicer shall not be entitled to resume its servicing obligations with respect to such Receivables without the written consent of the Lender, notwithstanding that the Servicer shall have remedied and cured the Servicer Termination Event giving rise to such assumption of servicing by the new Servicer.

         If TCSI (or any subsequent Person acting as the Servicer) is terminated as the Servicer and servicing is performed by a new Servicer, such new Servicer shall have all the rights and assume all the duties and obligations of the Servicer under this Agreement, including without limitation this Section 4.3.

                  (b) Rights upon the Occurrence of a Servicer Termination Event. Upon the occurrence and during the continuance of a Servicer Termination Event and following the appointment of a new Servicer:

                           (i) the power and authority of TCSI, as initial
                  Servicer (or any subsequent Person acting as the Servicer), to collect the Receivables in the ordinary course of business shall be deemed to be immediately revoked and terminated, and with or without such general notification, the new Servicer may take or bring all steps, actions, suits, or proceedings reasonably deemed by the new Servicer as necessary or desirable to effect enforcement or collection of any Receivables, may make allowance or adjustments related to any Receivables, may remove from TCSI's (or from any subsequent Servicer's) premises all documents, instruments, records, files and other items relating to any Collateral, and may administer, collect and dispose of all Collateral; provided, however, that the new Servicer shall not be liable for any failure to collect or for any failure to exercise diligence in the collection or possession of all or any part of the Collateral or sums due or paid thereon (except for the willful misconduct or gross negligence of the new Servicer), nor shall it be under any obligation whatsoever to anyone by virtue of this Agreement, except to account for the funds that it shall actually receive hereunder; and

                           (ii) the new Servicer shall have the authority to
                  issue a receipt to any person obligated to pay any amount on account of any Receivable, which shall be a full and complete release, discharge, and acquittance to such person to the extent of any amount so paid to the new Servicer; and the new Servicer may, and is hereby authorized and empowered on behalf of the Borrower, TCSI (as initial Servicer) or any subsequent Person acting as the Servicer (as applicable), and is hereby granted an irrevocable power of attorney, which grant is coupled with an interest, to endorse the name of the Borrower, TCSI (as initial Servicer) or any subsequent Person acting as the Servicer (as applicable) upon any check, draft, instrument, receipt, instruction, or other document or item, including all items evidencing payment upon any Receivable or other indebtedness constituting Collateral; and the new Servicer may, and is hereby granted an irrevocable power of attorney, which is coupled with an interest, to endorse or otherwise execute all instruments, instructions or other documents, agreements, or items on behalf of the Borrower, TCSI (as initial Servicer) or any subsequent Person acting as the Servicer, as shall be reasonably deemed by the new Servicer to be necessary or advisable, in the sole discretion of the new Servicer, to collect upon any Collateral or protect its security interest in any Collateral.

                  (c) Duties of the Servicer. The Servicer shall manage, service, administer, and collect the Receivables in accordance with the Credit and Collection Policy. The Servicer shall collect all payments due under the Receivables, account for such payments through appropriate reductions in subsequent Borrowing Base Certificates, comply with the lockbox and collection account procedures established pursuant to Section 4.4, and set up a program for collecting data and records, storing such records, and making reports to the Lender and the Borrower with respect to the Receivables and collections on the Receivables as contemplated in Section 4.4 and Section 7.1.

         The Servicer shall provide the Paying Agent with instructions for the distribution of Collections pursuant to Article III.

                  (d) Servicing Fee. The Servicer shall be paid the Servicing Fee in the manner and in the order described in Article III.

                  Section 4.4. Lockbox, Collection Account and Reserve Account.

                  (a) Lockbox. On or prior to the Closing Date, the Borrower or TCSI will direct all Obligors to make all payments under Receivables directly to the Lockbox Account. All of the invoices, account statements, and other written or oral communications directing, instructing, demanding, or requesting payment of Obligors shall conspicuously direct that all payments be made to the Lockbox Account and shall include the Lockbox Account address.

                  (b) Collection Account. The Borrower hereby agrees to establish the Collection Account on or before the Closing Date. No funds other than Collections shall be deposited or transferred into the Collection Account. Until deposited in the Collection Account, all proceeds or collections of Collateral shall be held in trust by the Borrower or the Servicer for the Lender and the Borrower and shall not be commingled with any funds or property of the Borrower or the Servicer (except during such time as they are in the Lockbox Account). Amounts deposited in the Collection Account shall be invested in Eligible Investments at the direction of the Servicer, and all income received on such investments shall be treated in the same way as Collections. The Servicer shall not be responsible for any investment losses in the Collection Account so long as the Servicer had directed that the funds therein be invested in Eligible Investments. Amounts on deposit in the Collection Account shall be subject to withdrawal and disbursement by the Paying Agent pursuant to the terms of the Paying Agent Agreement. All Collections (and interest thereon) shall constitute proceeds of Collateral in which the Lender has a security interest equal to the Security Interest Percentage and shall not constitute payment of any Obligation until applied in accordance with
         Article III. Finally collected funds from the Collection Account shall be disbursed by the Paying Agent in accordance with Article III and applied by the Lender subject to the provisions of Section 2.6.

                  (c) Reserve Account. The Borrower hereby agrees to establish the Reserve Account on or before the Closing Date hereof. No funds other than the initial deposit from the Loan proceeds pursuant to
         Section 2.1 shall be deposited or transferred into the Reserve Account. Amounts deposited in the Reserve Account shall be invested in Eligible Investments at the direction of the Servicer with the consent of the Lender, and all income received on such investments shall be treated in the same way as Collections. The Servicer shall not be responsible for any investment losses in the Reserve Account so long as the Servicer had directed that the funds therein be invested in Eligible Investments. Amounts on deposit in the Reserve Account shall be subject to withdrawal and disbursement by the Paying Agent in accordance with

         Article III and applied by the Lender in accordance with Section 2.6. All funds on deposit in the Reserve Account shall constitute Collateral in which the Lender has a security interest and shall not constitute payment of any Obligation until applied in accordance with Article III.

                  Section 4.5. Financing Statement. A carbon, photographic, or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interest granted pursuant to Section 4.1. For this purpose, the following information is set forth:

                  Name and Address of Debtor:

                  TCS Funding V, Inc.
                  3401 North Louise Avenue
                  Suite 108
                  Sioux Falls, South Dakota 57107

                  Federal Tax Identification No. 52-2311039

                  Name and Address of Secured Party:

                  Miller & Schroeder Investments Corporation
                  150 South Fifth Street
                  Suite 3000
                  Minneapolis, Minnesota 55402

                  Section 4.6. Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect, or enforce the security interest granted pursuant to
Section 4.1 or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers, or endorses any such item shall not affect or impair the validity, sufficiency, or enforceability of this Agreement and the security interest granted pursuant to Section 4.1, regardless of whether any such item was or was not executed, delivered, or endorsed in a similar context or on a prior occasion).

                  Section 4.7. Limited Recourse. The Loan shall be without recourse to the Borrower except to the extent of the security interest granted pursuant to Section 4.1. The Lender acknowledges that it is relying solely on the Security Interest Percentage of the Collateral for repayment of the Loan and not on the creditworthiness of TCSI, except for TCSI's obligations as Servicer under this Agreement and its obligation to repurchase

Receivables in the event of certain breaches of representations and warranties under the Receivables Purchase Agreement.

                                    ARTICLE V

                              CONDITIONS OF LENDING

                  Section 5.1. Conditions Precedent to the Loan. The obligations of the Lender to make the Loan to the Borrower is subject to the condition precedent that the Lender shall have received the following, each (unless otherwise expressly stated) in form and substance satisfactory to the Lender:

                  (a) This Agreement and the Note, properly executed on behalf of the Borrower;

                  (b) The Receivables Purchase Agreement, properly executed on behalf of the Borrower and TCSI;

                  (c) The Lockbox Agreement, the Lockbox Paying Agent Agreement, the Backup Servicing Agreement and the Paying Agent Agreement, properly executed on behalf of the applicable parties;

                  (d) The Borrower will have adjusted equity (as defined in FASB
         91) of at least $1,142,800;

                  (e) UCC-1 financing statements to be filed with the Secretaries of State of South Dakota and Delaware naming (i) TCSI as debtor/seller, the Borrower as secured party/purchaser and the Lender as assignee and (ii) the Borrower as debtor and the Lender as secured party;

                  (f) Current UCC searches of the Secretaries of State of South Dakota and Delaware showing that no financing statements or other notifications or filings have been filed and remain in effect against the Borrower or TCSI with respect to any Collateral, other than those for which the Lender has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 8.1;

                  (g) Certificates of the Secretary or Assistant Secretary of each of the Borrower and TCSI containing:

                           (i) copy of the resolutions of the board of directors
                  evidencing approval of all Transaction Documents and the other matters contemplated hereby;

                           (ii) the names of the officers authorized to sign the
                  Transaction Documents and the other documents or certificates to be delivered pursuant to this Agreement, together with the true signatures of such officers. The Lender may conclusively rely upon such certificates until it receives a further certificate of the Secretary or an Assistant Secretary of the Borrower or TCSI (as the case may be) canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate; and

                           (iii) copies of the certificate of incorporation and
                  bylaws certified as being true and correct copies thereof.

                  (h) A certificate of good standing with respect to each of the Borrower and TCSI dated not more than thirty (30) days prior to the Closing Date, and evidence satisfactory to the Lender that each of the Borrower and TCSI is qualified to conduct its business in each state where it presently conducts such business if failure to obtain any such qualification or licensing is reasonably likely to have a Material Adverse Effect;

                  (i) A certificate as to the aggregate amount of Eligible Receivables as of the close of business on April 30, 2001;

                  (j) The opinion of Richard S. Angel as to certain corporate matters with respect to TCSI, in form and substance satisfactory to the Lender and addressed to the Lender;

                  (k) One or more opinions of Faegre & Benson LLP with respect to "true sale," substantive consolidation, creation of a security interest under this Agreement and the Receivables Purchase Agreement, and corporate matters with respect to the Borrower and TCSI, each in form and substance satisfactory to the Lender and addressed to the Lender;

                  (l) The opinion of Davenport, Evans, Hurwitz & Smith, L.L.P. regarding perfection and priority of the Borrower's and the Lender's respective security interests in the Receivables in form and substance satisfactory to the Lender and addressed to the Lender;

                  (m) Payment of all fees and expenses then due and payable pursuant to a fee letter between the Lender and the Borrower and the other fees and expenses payable pursuant to Section 12.5; and

                  (n) A solvency certificate from an officer of the Borrower in the form of Exhibit B.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower and TCSI (where applicable) severally represent and warrant to the Lender as follows:

                  Section 6.1. Corporate and Company Existence and Power; Name; Chief Executive Office. The Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions in which the nature of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified is not reasonably likely to have a Material Adverse Effect. TCSI is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions in which the nature of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified is not reasonably likely to have a Material Adverse Effect. The Borrower and TCSI have all requisite power and authority, corporate or otherwise, to conduct their respective businesses, to own their properties, and to execute, deliver, and perform all of their respective obligations under the Transaction Documents. Since its incorporation, the Borrower has done business solely under its legal name and, has not changed its name, identity or corporate structure, merged with or into or consolidated with any other corporation, or been the subject of any proceeding under the United States Bankruptcy Code. Since its incorporation, the chief executive office and principal place of business of the Borrower has been located at the address set forth on the signature page hereto. All of the Borrower's records and all of TCSI's records relating to their respective businesses are kept at the locations set forth on the signature page hereto.

                  Section 6.2. Authorization for Borrowings; No Conflict as to Law or Agreements. The execution, delivery, and performance by the Borrower and TCSI of the Transaction Documents, and the borrowing hereunder, have been duly authorized by all necessary action, company, corporate or otherwise, and do not and will not (i) require any consent or approval which has not been obtained prior to the date hereof, (ii) require any authorization, consent or approval by, or registration, declaration or filing (other than filing of financing statements and recording of mortgages as contemplated hereunder) with, or notice to, any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing, or notice which as has been obtained, accomplished, or given prior to the date hereof,
(iii) violate any provision of any law, rule, or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or TCSI, or of any of the organizational documents of the Borrower or TCSI, (iv) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower or TCSI is a party or by which it or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or TCSI (other than as required hereunder in favor of the Lender).

                  Section 6.3. Legal Agreements. Each of the Transaction Documents constitutes the legal, valid, and binding obligations and agreements of the Borrower (and TCSI, where applicable), enforceable against the Borrower (and TCSI, where applicable), in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency, or similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

                  Section 6.4. Subsidiaries. The Borrower has no equity interest of any kind whatsoever in any Person.

                  Section 6.5. Financial Condition; No Adverse Change.

                  (a) Borrower. Since the date of the Borrower's formation, there has not occurred any event or circumstance that could have a Material Adverse Effect. The Borrower is Solvent and shall remain Solvent after receiving the Loan and after any transfers of Receivables pursuant to the Receivables Purchase Agreement.

                  (b) TCSI. TCSI has heretofore furnished to the Lender audited consolidated financial statements for its fiscal year ended May 31, 2000 and unaudited financial statements for its fiscal quarter ended February 28, 2001, TCSI believes such financial statements fairly present the financial condition of TCSI on the dates thereof and the results of operations and cash flows for the periods then ended (subject to audit adjustments) and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has not occurred any event or circumstance that could have a Material Adverse Effect. On the Closing Date, TCSI shall be Solvent and will remain Solvent after any transfers of Receivables pursuant to the Receivables Purchase Agreement.

                  Section 6.6. Litigation.

                  (a) Borrower. There are no actions, suits, or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  (b) TCSI. There are no actions, suits, or proceedings pending, or, to the knowledge of TCSI, threatened against or affecting TCSI or the properties of TCSI before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which, if determined adversely to TCSI, could reasonably be expected to have a Material Adverse Effect.

                  Section 6.7. Taxes. The Borrower and TCSI have paid or caused to be paid to the proper authorities when due all federal, state, and local taxes required to be paid or withheld by it. The Borrower and TCSI, respectively, have filed all federal, state, and local tax returns which to the knowledge of the officers of the Borrower or TCSI, respectively, are required to be filed after any permitted extensions, and the Borrower and TCSI, respectively, have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except for any such tax, assessment, charge, or claim whose amount, applicability, or validity is being contested by the Borrower or TCSI (as the case may be) in good faith and by proper proceedings and for which the Borrower or TCSI (as the case may be) shall have set aside adequate reserves in accordance with GAAP.

                  Section 6.8. Titles and Liens. The Borrower has good and absolute title to all properties and assets reflected in the latest balance sheet delivered pursuant to Section 7.1 (other than any properties or assets disposed of in accordance with Section 8.1 or repurchased by TCSI in accordance with the terms of the Receivables Purchase Agreement after the date of such balance sheet), free and clear of all mortgages, security interests, liens, and encumbrances, except for the security interest granted pursuant to Section 4.1. The Receivables have been sold to the Borrower under the Receivables Purchase Agreement, which sale does not violate any applicable law, rule or regulation, and are owned by the Borrower free and clear of any Adverse Claim except as required by and in accordance with this Agreement and the Transaction Documents. No Account or Receivable is or will be the subject of a purchase money security interest granted in favor of any third party. At the time of the filing of the UCC financing statement pursuant to Section 2.1 of the Receivables Purchase Agreement, the Borrower has no knowledge of any rights, liens or interests affecting the Receivables or the proceeds thereof other than as contemplated in the Receivables Purchase Agreement and this Agreement.

                  Section 6.9. Plans. The Borrower does not maintain and has not in the past maintained any Plan. The Borrower has not received any notice, nor has it received any knowledge to the effect, that it is not in full compliance with any of the requirements of ERISA. The Borrower does not have any liability or know of any fact or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor, or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

                  Section 6.10. Default. The Borrower is in compliance with all provisions of all agreements (including, without limiting, the Transaction Documents), instruments, decrees, and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

                  Section 6.11. Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations, or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations, and pro forma condition and results.

                  Section 6.12. Nature of Receivables.

                  (a) Each Receivable included in the calculation of Eligible Receivables for purposes of the certificate delivered pursuant to
         Section 5.1 hereof shall be in fact an Eligible Receivable.

                  (b) Each Receivable is, or will be at the date of its creation, an "account," "chattel paper," or a "general intangible" as each such term is defined in Article 9 of the UCC arising out of the Issuing Bank's performance, in accordance with the terms thereof, of the related Account Agreement.

                  (c) The Account Schedule and any supplements thereto will contain an accurate list of the Accounts, the Receivables of which are the subject of this Agreement.

                  Section 6.13. Compliance with Applicable Laws. Each of the Borrower and TCSI is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local, or foreign, and including, without limitation, environmental laws), a breach of which could reasonably be expected to have a Material Adverse Effect.

                  Section 6.14. Compliance with Credit and Collection Policy. The Borrower and TCSI are in compliance with the Credit and Collection Policy in all material respects with regard to the Receivables.

                  Section 6.15. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940 (as such act may be amended, supplemented, restated, or otherwise modified or replaced), or is exempt from all provisions of such act.

                  Section 6.16. Federal Reserve Regulations. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violations of, or which is inconsistent with, the provisions of Regulations U or X as promulgated by the Board of Governors of the Federal Reserve System.

                  Section 6.17. Solvency. The Receivables Purchase Agreement and this Agreement were not executed by TCSI and the Borrower, the respective interests of the

Borrower and the Lender were not granted, taken, attached, or perfected, and any transfers contemplated by the Receivables Purchase Agreement and this Agreement were not effected or consummated after the commission by TCSI or the Borrower of an act of insolvency or in contemplation thereof or with a view to prevent the application of such party's assets in the manner prescribed by applicable law or with a view to the preference of one creditor over another or with the intent to hinder, delay or defraud such party's creditors.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  So long as any Obligation shall remain unpaid or outstanding, the Borrower and the Servicer, where applicable, will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 7.1. Reporting Requirements. The Borrower or the Servicer (as the case may be) will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail reasonably acceptable to the Lender:

                  (a) within one hundred twenty (120) days after the end of each calendar year of the Borrower or the Servicer (if TCSI or any Affiliate), as applicable, annual financial statements of the Borrower and the Servicer audited by independent certified public accountants selected by the Borrower or the Servicer (as applicable) and reasonably acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect), including balance sheets as at the end of such fiscal year and the related statements of income and, only with respect to the Servicer, cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of the Borrower or the Servicer (as applicable), in substantially the form of Exhibit D, stating (i) that such financial statements have been prepared in accordance with GAAP and (ii) whether such officer has knowledge of the occurrence of any Default, Event of Default, or Servicer Termination Event and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) within forty-five (45) days after the end of each fiscal quarter of the Borrower or the Servicer (if TCSI or any Affiliate), as applicable, unaudited quarterly financial statements of the Borrower and the Servicer, including balance sheets and the related statements of income and, only with respect to the Servicer, cash flow as at the end of and for such quarter and for the year-to-date period then ended, in reasonable detail and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP (but without footnotes and subject to year-end audit adjustments); and accompanied by a certificate of the chief financial officer of the Borrower or the Servicer (as applicable), substantially in the form of Exhibit E, stating (i) that such financial statements have been prepared in accordance with GAAP, without footnotes and subject to year-end audit adjustments and (ii) whether or not such officer has knowledge of the occurrence of any Default, Event of Default, or Servicer Termination Event not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) within thirty (30) days after the end of each fiscal quarter, a report with respect to the Borrowing Base Ratio and the delinquency rates of the Receivables prepared by independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender, to the effect that such accountants have compared the Borrowing Base Ratio and the delinquency rates reported in the Settlement Statements delivered to the Lender during such quarter with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by the Borrower or the Servicer that are used to prepare the Settlement Statements) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report;

                  (d) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 6.6 or which (i) seek any monetary recovery against the Borrower or (ii) if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect;

                  (e) as promptly as practicable (but in any event not later than five (5) business days) after an officer of the Borrower or the Servicer obtains knowledge of the occurrence of a Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the Servicer (as the case may be) setting forth the steps being taken by the Borrower or the Servicer (as the case may be) to cure the effect of such Default or Event of Default;

                  (f) promptly upon obtaining knowledge thereof, notice of the violation by the Borrower or the Servicer of any law, rule, or regulation, the non-compliance with which could reasonably be expected to have a Material Adverse Effect; and

                  (g) on each Settlement Date, the Servicer shall provide to the Lender a report (the "Settlement Statement"), in form and substance satisfactory to the Lender, that summarizes, in a manner reasonably satisfactory to the Lender, the following: (i) the outstanding balance of the Receivables as of the end of the preceding Monthly Period; (ii) the amount of Collections received with respect to the Receivables during the preceding Monthly Period; (iii) the total amounts distributed from the Collections received during the preceding Monthly Period with respect to payments of principal or interest on the Loan, payment of the monthly servicing fee, distributions to the Borrower to purchase new Receivables, and other distributions to the Borrower; (iv) the aggregate amount of Receivables charged off as uncollectible during the preceding Monthly Period; and (v) the aggregate outstanding balance of Receivables that are current, and 30-59, 60-89 and 90+ days and more contractually delinquent as of the end of the preceding Monthly Period.

                  (h) on each Settlement Date, the Servicer shall provide to the Lender a properly completed and executed Borrowing Base Certificate calculated as of the end of the immediately preceding Monthly Period.

                  (i) ERISA. The Borrower shall promptly give the Lender written notice upon becoming aware that TCSI or any of its subsidiaries is not in compliance in all material respects with ERISA or that any ERISA lien exists on any of the Receivables.

                  Section 7.2. Books and Records; Inspection and Examination. Each of the Borrower and the Servicer will maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures and keep and maintain all documents, books, records, and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Borrower and the Servicer will each give the Lender notice of any material change in the administrative and operating procedures referred to in the previous sentence. Upon request of and reasonable notice by the Lender, each of the Borrower and the Servicer will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from, or copy any and all of its corporate and financial books and records at all reasonable times during ordinary business hours, and to discuss its affairs with any of its directors, officers, employees, or agents; provided that the Lender will use reasonable efforts to minimize disruptions to the operations of the Borrower and the Servicer. The Borrower and the Servicer (respectively) will permit the Lender or its employees, accountants, attorneys, or agents, to examine and inspect any Collateral and any and all information relating thereto at any time during ordinary business hours; provided, that the Lender will provide the Borrower or the Servicer (as the case may be) with reasonable notice of any examination or inspection and will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to the operations of the Borrower or the Servicer (as the case may be).

                  Section 7.3. Compliance with Laws. Each of the Borrower and the Servicer, respectively, will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which could reasonably be expected to have a Material Adverse Effect and (b) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state, or local law, statute, or ordinance, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                  Section 7.4. Payment of Taxes and Other Claims. Each of the Borrower and the Servicer, respectively, will pay or discharge, when due, (a) all taxes, assessments, and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto,
(b) all federal, state, and local taxes required to be paid or withheld by it, and (c) all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien or charge upon any of the Receivables; provided, however, that neither the Borrower nor the Servicer shall be required to pay any such tax, assessment, charge, or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such Person has set aside adequate reserves in accordance with GAAP.

                  Section 7.5. Preservation of Existence. Each of the Borrower and the Servicer will preserve and maintain its existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business.

                  Section 7.6. Borrowing Base Ratio. The Borrowing Base Ratio, as measured on the last business day of each calendar month during the Regular Amortization Period, shall be equal to or greater than one hundred forty-three percent (143%).

                  Section 7.7. Covenants Regarding the Receivables. Neither the Servicer nor the Borrower will take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, neither the Servicer nor the Borrower will take any action to cause any Receivable to be anything other than an "account," a "general intangible," or "chattel paper" (as defined in the UCC).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  So long as any Obligation shall remain unpaid or outstanding, the Borrower and the Servicer (where applicable) will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 8.1. Sales, Liens, Etc. Except as otherwise provided herein or in the Transaction Documents, neither the Borrower nor the Servicer shall sell, assign (by operation of law or otherwise), or otherwise dispose of or create or suffer to exist any Adverse Claim on any of the Collateral.

                  Section 8.2. Mergers, Acquisitions, Sales, Investments, Etc. The Borrower shall not:

                  (a) (i) consolidate or merge with or into any other Person, or
         (ii) sell, lease or transfer all or substantially all of its assets to any other Person;

                  (b) sell, transfer, convey, or pledge all or any substantial part of its assets other than pursuant to this Agreement; or

                  (c) make, incur, or suffer to exist any investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person.

                  Section 8.3. No Extension or Amendment of Receivables. Except as otherwise permitted by the Credit and Collection Policy, neither the Borrower nor the Servicer shall, or permit an Issuing Bank to, extend, amend or otherwise modify the terms of any Receivables if such extension, amendment or modification is reasonably likely to have a Material Adverse Effect.

                  Section 8.4. Changes to Credit and Collection Policy. Each of the Servicer and the Borrower shall comply with the Credit and Collection Policy in regard to the Receivables, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect and the Servicer shall service the Receivables in all respects in a manner consistent with and similar to the revolving credit consumer credit card accounts and receivables owned by the Servicer. Neither the Borrower nor the Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, be reasonably expected to impair the collectibility of the Receivables, as a whole, or a substantial amount thereof, to materially and adversely effect the Lender, or to otherwise have a Material Adverse Effect.

                  Section 8.5. TCSI's Covenants. In consideration of the Lender's making the Loan to the Borrower, TCSI agrees as follows

                  (a) TCSI will continue to fund new Receivables arising in the Accounts during the Accelerated Amortization Period and during the Regular Amortization Period if it does not receive the full purchase price from the Borrower and it will not terminate, or fail to perform its payment obligations under, its agreements with the Issuing Banks with respect to the Accounts.

                  (b) Without the Lender's consent, TCSI will not amend, modify or terminate the provisions added to the Loan and Security Agreement dated as of April 30, 1998 between TCSI and Coast Business Credit, as amended from time to time (the "Coast Loan Agreement") in the Tenth Amendment to Loan and Security Agreement dated as of May 1, 2001 between Coast Business Credit and TCSI (the "Coast Amendment"); provided, however, that TCSI shall not be prohibited from amending, modifying or terminating, without the Lender's consent, the Coast Loan Agreement, so long as such amendment or modification does not affect the provisions added thereto by the Coast Amendment.

                  (c) TCSI shall not make any change in its capital structure that would (i) have a Material Adverse Effect or (ii) decrease its Tangible Net Worth to less than $20,000,000.

                  (d) Except as expressly provided herein, TCSI shall not pay or declare any dividends or distributions on the ownership interests in TCSI (except for dividends or distributions payable solely in stock form of ownership interests in TCSI) or make any payments on any TCSI Subordinated Debt.

                           (i) TCSI may pay interest on the TCSI Subordinated
                  Debt if TCSI meets a quarterly debt service calculation of not less than 1.30:1. For purposes of this calculation, "quarterly debt service" means, consistent with GAAP, the following: (i) EBITDA divided by (ii) the sum of (x) all payments of principal and interest and (y) capital lease payments.

                           (ii) TCSI may make payments of principal on TCSI
                  Subordinated Debt from current earnings (i.e. the earnings for the immediately preceding fiscal quarter); provided, however, that no such principal payments shall be made unless (A) the aggregate of all principal payments on TCSI Subordinated Debt does not exceed the immediately preceding quarter's net income, (B) TCSI's cumulative net income from the preceding four consecutive quarters was at least $1, and (C) TCSI's Tangible Net Worth will exceed $20,000,000 million after giving effect to all payments of principal.

                           (iii) TCSI may pay dividends or distributions on the
                  ownership interests in TCSI from current earnings (i.e. the earnings for the immediately preceding fiscal quarter); provided, however, that no such dividends or distributions shall be paid unless (A) the aggregate of all principal payments on TCSI Subordinated Debt plus all dividends or distributions does not exceed the immediately preceding quarter's net income, (B) TCSI's cumulative net income from the preceding four consecutive quarters was at least $1, and
                  (C) TCSI's Tangible Net Worth will exceed $20,000,000 after giving effect to all payments of principal and dividends.

                           (iv) Payments of principal or interest on TCSI
                  Subordinated Debt and dividends or distributions on the ownership interests in TCSI may not be paid until after TCSI has submitted its financial statements required under Section
                  7.1 and an officer's certificate to the effect that there are no Servicing Defaults or Defaults or Events of Default under this Agreement.

         TCSI may make payments of interest, principal and/or dividends in accordance with the foregoing provisions one time per quarter after it submits the financial statements required under Section 7.1 (a) or (b). Notwithstanding the foregoing, TCSI may pay interest and principal on the TCSI Subordinated Debt and dividends or distributions on its ownership interests at any time with the proceeds of sales of subordinated debt or equity; provided, however, that TCSI shall give the Lender prior written notice of any such payment.

                                   ARTICLE IX

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  Section 9.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) default in the payment of any principal or interest on the Note or any fees, costs, or expenses or deposit required to be paid or made by the Borrower or the Servicer (so long as TCSI is the Servicer) under this Agreement or any other Transaction Document and such default continues for a period of five (5) Business Days; or

                  (b) the Obligations shall not have been paid in full on or before the Maturity Date.

                  (c) the Borrower shall fail for any reason to have a valid ownership interest or first priority security interest in the Receivables or the Lender shall fail for any reason to have a valid, first priority security interest in the Receivables; or

                  (d) default in the performance, or breach, of any covenant or agreement of the Borrower or the Servicer in this Agreement (other than the covenant in Section 7.6 or Section 7.7) or in any other Transaction Document, which default has a Material Adverse Effect, and such default continues unremedied for a period of ten (10) Business Days after the Borrower or the Servicer (as the case may be) has or should reasonably have had notice thereof; or

                  (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or TCSI, or of a substantial part of the property or assets of the Borrower or TCSI, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or TCSI or (iii) the winding-up or liquidation of the Borrower or TCSI; and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (f) the Borrower or TCSI shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in subsection (d) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or TCSI or for a substantial part of the property or assets of the Borrower or TCSI, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (g) any representation or warranty made by the Borrower or the Servicer in any Transaction Document shall prove to have been false or misleading in any material respect when made that has a Material Adverse Effect and, if susceptible of being remedied, has not been remedied within ten (10) Business Days after the Borrower or the Servicer (as the case may be) has or should reasonably have had notice thereof; or

                  (h) the Borrower shall become an "investment company" within the meaning of the Investment Company Act;

                  (i) the Borrower amends its certificate of incorporation or bylaws without the consent of the Lender; or

                  (j) a Servicer Termination Event shall have occurred and the Lender shall have given notice of termination of TCSI as Servicer pursuant to Section 4.3.

                  Section 9.2. Rights and Remedies.

                  (a) Upon the occurrence of an Event of Default, the Lender may, by written notice to the Borrower, declare the Loan to be forthwith due and payable in whole or in part, whereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and any other unpaid obligations of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In addition to the rights and remedies set forth above, upon the occurrence of an Event of Default, the Lender may:

                           (i) exercise and enforce the rights and remedies
                  available upon default to a secured party under the UCC including, without limitation, the right to take possession of the Security Interest Percentage of the Collateral, and each and every evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease, or otherwise dispose of the Security Interest Percentage of the Collateral; any notice of intended disposition of any Collateral required by law shall be deemed commercially reasonable if such notice is mailed or delivered to the Borrower in accordance with this Agreement at least ten (10) days before the date of any such disposition; and

                           (ii) exercise any other rights and remedies available
                  to the Lender by law or agreement.

                                    ARTICLE X

                                 PARTICIPATIONS

                  Section 10.1. Participation. The Lender may grant participations in all or a portion of the Note to any Person. The Lender shall not be relieved of any of its respective obligations hereunder as a result of any such granting of a participation. The Borrower and TCSI hereby acknowledge and agree that any participant described in this Section 10.1 may rely upon, and possess all rights under, any certificates, or other instruments or documents delivered by the Borrower or TCSI under or in connection with any Transaction Document.

                                   ARTICLE XI

                          BANKRUPTCY REMOTE PROTECTIONS

                  The Borrower hereby represents and warrants as set forth in this Article XI, and agrees that so long as any Obligation shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 11.1. Composition of the Borrower's Board. At least one member of the Borrower's board of directors will be an individual who satisfies the independent director eligibility requirements set forth in the Borrower's certificate of incorporation. No such individual will be a direct, indirect or beneficial stockholder, officer, director, employee, Affiliate, associate, customer, or supplier of TCSI. No such director shall at any time serve as a trustee in bankruptcy for TCSI.

                  Section 11.2. Compensation of Employees, Agents, and Consultants; Limitation on Agency. Any employee, consultant, director, or agent of the Borrower will be compensated from the Borrower's own funds for services provided to the Borrower. The Borrower will engage no agents other than: (i) the Servicer, the Backup Servicer and the Paying Agent as described in this Agreement and (ii) TCSI to provide employees and organizational services. The Servicer, the Backup Servicer, the Paying Agent and TCSI will be fully compensated for their services to the Borrower by payment of negotiated fees.

                  Section 11.3. Servicing; Fees. The Borrower is contracting with the Servicer in this Agreement and with the Backup Servicer in the Backup Servicing Agreement to perform all operations required on a daily basis to service the Receivables. The Borrower will pay the Servicer and the Backup Servicer a monthly fee as specified in this Agreement or the Backup Servicing Agreement, as applicable. If the Borrower fails to make any such payment to the Backup Servicer, TCSI shall not be obligated to make such payment. The Borrower does not expect to incur any material indirect or overhead expenses for items shared between the Borrower and TCSI which are not reflected in documented service or administration fees. To the extent, if any, the Borrower and TCSI share items of expenses not reflected in its respective service or management fees (including, without limiting, legal, auditing, and other professional services), such expenses will be allocated to the extent practical on the basis of actual use of the services rendered, and otherwise on a basis reasonably related to actual use or value of services rendered.

                  Section 11.4. Expenses. With the exception of start-up expenses, the Borrower's operating expenses will not be paid by TCSI.

                  Section 11.5. Mailing Address. The Borrower will have its own separate mailing address, as stated below in Section 12.4, and its own stationery.

                  Section 11.6. Books and Records. The Borrower's books and records will be maintained separately from those of TCSI.

                  Section 11.7. Financial Statements. Any financial statements of TCSI which are consolidated to include the Borrower shall contain detailed notes clearly stating that the Borrower is a separate legal entity with its own separate creditors which will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's stockholders.

                  Section 11.8. Holding of Funds and Assets. The assets of the Borrower will be maintained in a manner that facilitates their identification and segregation from those of TCSI. Funds or other assets of the Borrower will not be commingled with those of TCSI (except during such times as funds of the Borrower are on deposit in the Lockbox Account). The Borrower shall not maintain joint bank accounts or other depository accounts to which TCSI (other than in its capacity as the Servicer in the exercise of its servicing responsibilities) has independent access. No funds of the Borrower will at any time be pooled with any funds of TCSI other than while such funds are in the Lockbox Account or the Collection Account.

                  Section 11.9. Insurance. The Borrower shall not, directly or indirectly, be named, or shall enter into any agreement to be named, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of TCSI.

                  Section 11.10. Separate Legal Entities. The Borrower acknowledges that all the parties entering into this Agreement, the Transaction Documents, and any other related documents do so in reliance on the Borrower's identity as a legal entity separate from TCSI.

                  Section 11.11. Arm's Length Relationships. The Borrower will maintain arm's length relationships with TCSI and its Affiliates. Neither the Borrower nor TCSI or its Affiliates will be or will hold itself out to be responsible for the debts of the other or the decisions or actions relating to the daily business and affairs of the other.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.1. Assistance. In order to facilitate the granting of participations in all or a portion of the Note to any Person, each of the Borrower and TCSI agrees to cooperate fully with the Lender in connection therewith, and to provide all reasonable assistance requested by the Lender relating thereto, including:

                  (a) the furnishing of such written materials and financial information regarding the Borrower and TCSI as the Lender may reasonably request;

                  (b) the execution of such documents as the Lender may reasonably request with respect thereto; and

                  (c) the participation by officers of the Borrower and TCSI, in one or more meetings or teleconference calls with potential participants, upon the request of the Lender (given at any time or from time to time).

                  Section 12.2. No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  Section 12.3. Amendments, Requested Waivers Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or the Note or consent to any departure by the Borrower or the Servicer therefrom shall be effective unless the same shall be in writing and signed by the Lender. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 12.4. Addresses for Notices. Etc. Except as otherwise expressly provided herein, all notices, requests, demands, and other communications provided for under this Agreement shall be in writing (including facsimile communication) and mailed, sent by overnight delivery, telecopied, or delivered to the applicable parties at their respective addresses or numbers set forth on the execution pages hereto, or, as to each party, at such other address or number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.4. All such notices, requests, demands, and other communications, (a) when delivered by courier or overnight delivery service, shall be effective upon actual delivery,
(b) when sent by facsimile, shall be effective when confirmed by telephone or electronic means, and (c) when mailed by first class mail, postage prepaid, shall be effective on the fourth Business Day from the date of mailing.

                  Section 12.5. Costs and Expenses. The Borrower will reimburse the Lender for (a) any and all out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and other charges, lien and UCC searches, title and recording expenses, and other similar expenses, paid or incurred by the Lender in connection with the preparation, filing, or recording of the Transaction Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby and the negotiation of any amendments, modifications, or extensions to or of any of the foregoing documents, instruments, or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications, or extensions, (b) all fees of Wells Fargo Bank Minnesota, National Association as the Paying Agent and as the Backup Servicer, (c) all fees of Wells Fargo Bank South Dakota, N.A. as the lockbox bank under the Lockbox Agreement, and (d) any and all other out-of-pocket costs and expenses (which shall be reasonably documented) incurred by the Lender in connection with any of the transactions contemplated hereby. The Borrower will also reimburse the Lender for any and all costs and expenses incurred by the Lender in connection with the enforcement of any of the rights or remedies of the Lender under any of the Transaction Documents or under applicable law, whether or not suit is filed with respect thereto.

                  Section 12.6. Indemnity. In addition to the payment of expenses pursuant to Section 12.5, the Borrower agrees to indemnify, defend, and hold harmless the Lender and the Backup Servicer, and all present and future officers, directors, employees, and agents of the Lender and the Backup Servicer, respectively (the "Indemnitees"), from and against any and all actions, causes of action, liabilities, losses, damages, penalties, judgments, suits, claims, costs, and expenses of any kind or nature whatsoever incurred in connection therewith (whether or not such Indemnitee shall be designated a party to the action for which indemnification hereunder is sought) including, without limitation, the reasonable fees and disbursements of counsel (collectively, the "Indemnified Liabilities"), which may be imposed on, incurred by, or asserted against such Indemnity, in any manner relating to, arising out of, or in connection with (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Loan or (ii) the use of proceeds of the Loan; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such actions, causes of action, liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulted from the willful misconduct or negligence of such Indemnitee or for credit losses. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit, or proceeding to the extent and in the manner directed by the Indemnitee, at the Indemnitors' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit, or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 12.6 shall survive termination of this Agreement and the discharge of the Obligations.

                  Section 12.7. Execution in Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and each facsimile signature shall have the same force and effect as an original signature.

                  Section 12.8. Governing Law; Jurisdiction; Waiver of Jury
Trial.

                  (a) Governing Law. The Agreement and the Note shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of Minnesota, except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the security interest granted pursuant to Section 4.1 or as to any other aspect of the Lender's interest in the Collateral.

                  (b) Jurisdiction. The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement or the Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.8 (b) shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

                  Section 12.9. Integration. This Agreement, together with the Note and the fee letter described in Section 5.1, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

                  Section 12.10. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to the Lender and the Lender's subsequent declaration that this Agreement has become effective.

                  Section 12.11. Advice from Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

                  Section 12.12. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

                  Section 12.13. Binding Effect; No Assignment by Borrower; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, the Servicer, and their respective successors and assigns; except that the Borrower may not assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of the Lender. The Backup Servicer shall be a third party beneficiary of this Agreement with respect to its right to payment in accordance with Article III of this Agreement.

                  Section 12.14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 12.15. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 12.16. True Sale; Nonconsolidation. The Lender hereby covenants and agrees that it will not (i) make any argument or seek any determination that the transfer of Receivables from TCSI to the Borrower pursuant to the Receivables Purchase Agreement is anything other than a true sale, or (ii) bring or support any action to substantively consolidate TCSI and the Borrower in the event of a bankruptcy of TCSI.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


MILLER & SCHROEDER INVESTMENTS CORPORATION, as Lender


By
    -------------------------------------------
 Its
     ------------------------------------------

150 South Fifth Street
Suite 3000
Minneapolis, Minnesota 55402

TCS FUNDING V, INC., as Borrower


By
    -------------------------------------------
 Its
     ------------------------------------------


3401 North Louise Avenue, Suite 108
Sioux Falls, South Dakota 57107


THE CREDIT STORE, INC., as Servicer


By
    -------------------------------------------
 Its
     ------------------------------------------


3401 North Louise Avenue
Sioux Falls, South Dakota 57107



          (Signature Page 1 of 1 to the Credit and Security Agreement)

                                                                   Exhibit A to
                                                   Credit and Security Agreement

                    FORM OF TERM NOTE

$________________                                       Minneapolis, Minnesota
                                                        _______________,  200_

                  FOR VALUE RECEIVED, the undersigned, TCS FUNDING V, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of ________ Dollars ($________) or, if less, the aggregate unpaid principal amount of the Loan Outstanding Amount under the Credit Agreement (defined below), together with interest on the principal amount hereunder from the date such Loan is funded until this Note is fully paid at the rates from time to time in effect under the Credit and Security Agreement dated as of May 1, 2001, by and among the Borrower, The Credit Store, Inc., a Delaware corporation, in its capacity as Servicer, and the Lender (as the same may hereafter be amended, supplemented, or restated from time to time, the "Credit Agreement").

                  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note is subject to certain permissive and mandatory prepayments in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Note as referenced in the Credit Agreement. This Note is secured pursuant to the Credit Agreement, and may now or hereafter be secured by one or more other security agreements or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor, and protest are expressly waived.


                                             TCS FUNDING V, INC.


                                             By
                                               --------------------------------
                                              Its
                                                 ------------------------------

                                                                    Exhibit B to
                                                   Credit and Security Agreement


                       FORM OF BORROWING BASE CERTIFICATE


TO:       Miller & Schroeder Investments Corporation (the "Lender")
          Suite 3000
          150 South Fifth Street
          Minneapolis, Minnesota 55402
          Attention: Senior Vice President - Banking Group

DATE:     __________________, 200 __

SUBJECT:  TCS Funding V, Inc. (the "Borrower")
          Borrowing Base Certificate


                  In accordance with the Credit and Security Agreement dated as of May 1, 2001 (as amended or modified to date, the "Credit Agreement"), by and among the Lender, the Borrower, and The Credit Store, Inc., a Delaware corporation, in its capacity as Servicer set forth below is the calculation of the Borrowing Base Ratio as of ________, ____, which date is the last day of the preceding Monthly Period, (the "Reporting Date"). All terms used in this certificate have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all amounts are as of the Reporting Date.

Borrowing Base Ratio Compliance.

 1.     The aggregate principal amount of Eligible               $
        Receivables that are not more than 60 days in             --------------
        arrears of any payment date.

 2.     Security Interest Percentage                                           %
                                                                  -------------

 3.     SIP Receivables (line 1 multiplied by line 2)            $
                                                                  -------------

 4.     The Loan Outstanding Amount.                             $
                                                                  -------------

 5.     The Borrowing Base Ratio (the value of (a) line
        3 divided by (b) line 4).                                 -------------%

 6.     BORROWING BASE RATIO COMPLIANCE (is the                     Yes/No
        value of line 5, expressed as a percentage,               -------------
        equal to or greater than 143%).

                  The Borrower represents and warrants to the Lender that (i) the Lender has a perfected first priority security interest in the Receivables,
(ii) this Borrowing Base Certificate is a true and correct statement of the matters set forth herein, and (iii) no Default or Event of Default has occurred and is continuing. The Borrower acknowledges that the Loan made to the Borrower and the Loan Outstanding Amount are based upon the Lender's reliance on the information contained herein.

                                            TCS FUNDING V, INC.


                                            By
                                              ---------------------------------
                                             Its
                                                -------------------------------

                                                                    Exhibit C to
                                                   Credit and Security Agreement


                              SOLVENCY CERTIFICATE


                  I, Charles A. Schulz, Jr., being the duly qualified and acting Vice President of TCS Funding V, Inc., a Delaware corporation ("the Borrower"), hereby certify that as of May 1, 2001 the Borrower is Solvent as such term is defined in the Credit and Security Agreement dated as of May 1, 2001, by and among The Credit Store, Inc., a Delaware corporation, the Borrower, and Miller & Schroeder Investments Corporation, a Minnesota corporation.


                                            TCS FUNDING V, INC.



                                            -----------------------------------
                                            Charles A. Schultz, Jr.
                                            Vice President

                                                                    Exhibit D to
                                                   Credit and Security Agreement


             Annual Certificate of Chief Financial Officer


 TO:        Miller & Schroeder Investments Corporation (the "Lender")
            Suite 3000
            150 South Fifth Street
            Minneapolis, Minnesota 55402
            Attention: Senior Vice President - Banking Group

 DATE:      ______________, _____

 SUBJECT: Audited Year-End Financial Statements of [TCS Funding V, Inc.] [The Credit Store, Inc.]

               I am the duly qualified and acting [Chief Financial Officer] [Vice President] of the [Borrower or Servicer] and I am familiar with the financial statements and financial affairs of the [Borrower or Servicer] and am authorized to execute this Certificate on behalf of the [Borrower or Servicer]. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit and Security Agreement dated as of May 1, 2001 (as amended or modified to date, the "Credit Agreement"), by and among TCS Funding V, Inc. (the "Borrower"), The Credit Store, Inc. (the "Servicer"), and the Lender.


               Pursuant to Section 7.1(a), attached are the audited financial statements of the [Borrower or Servicer] prepared by ___________________ as of and for the fiscal year ended ________, ______. I certify that such financial statements have been prepared in accordance with GAAP, fairly present the financial condition of the [Borrower or Servicer] and the results of its operations for the period then ended, and conform to the requirements of Section 7.1(a) of the Credit Agreement. I further certify that I have obtained no knowledge, except as specifically stated below, of any Default, Event of Default, or Servicer Termination Event.

                                            [TCS FUNDING V, INC.]
                                                           or
                                            [THE CREDIT STORE, INC.]


                                            By
                                              --------------------------------
                                             Its:
                                                 -----------------------------

                                                                    Exhibit E to
                                                   Credit and Security Agreement


             Ouarterly Certificate of Chief Financial Officer


 TO:          Miller & Schroeder Investments Corporation (the "Lender")
              Suite 3000
              150 South Fifth Street
              Minneapolis, Minnesota 55402
              Attention: Senior Vice President - Banking Group

 DATE:        __________________, ______

 SUBJECT: Quarterly Financial Statements of [TCS Funding V, Inc.] [The Credit Store, Inc.]


                  I am the duly qualified and acting [Chief Financial Officer] [Vice President] of the [Borrower or Servicer] and I am familiar with the financial statements and financial affairs of the [Borrower or Servicer] and am authorized to execute this Certificate on behalf of the [Borrower or Servicer]. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit and Security Agreement dated as of May 1, 2001 (as amended or modified to date, the "Credit Agreement"), by and among TCS Funding V, Inc. (the "Borrower"), The Credit Store, Inc. (the "Servicer"), and the Lender.


                  Pursuant to Section 7.1(b), attached are the required unaudited financial statements of the Borrower as of _________, 200_ (the "Covenant Computation Date"). I certify that such financial statements have been prepared in accordance with GAAP, fairly present the financial condition of the Borrower as of the Covenant Computation Date and the results of its operations for the period then ended, subject to year-end adjustments, and conform to the requirements of Section 7.1(b) of the Credit Agreement. I further certify that I have obtained no knowledge, except as previously reported or specifically stated below, of any Default, Event of Default, or Servicer Termination Event.


                                             [TCS FUNDING V, INC.]
                                                       or
                                             [THE CREDIT STORE, INC.]


                                            By
                                              --------------------------------
                                             Its:
                                                 -----------------------------